UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2012

WEBSENSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30093	51-0380839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10240 Sorrento Valley Road, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 320-8000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders of Websense, Inc. (the “Company”) was held on May 31, 2012. The Company previously filed with the Securities and Exchange Commission on April 19, 2012 the proxy statement which describes in detail each of the three proposals submitted to the Company’s stockholders at the meeting. The final results for the votes cast with respect to each proposal are set forth below.

There were present at the meeting, either in person or by proxy, 36,226,995 shares of Common Stock of the Company out of a total of 37,593,656 shares of Common Stock, issued, outstanding and entitled to vote as of the record date of April 2, 2012. This constituted 96.36% of the Company’s outstanding Common Stock entitled to vote at the meeting.

Proposal 1: Election of Directors

Our stockholders elected each of the seven directors nominated by our Board of Directors to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. The tabulation of votes on this matter was as follows:

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
John B. Carrington	33,147,061	709,071	2,370,863
Bruce T. Coleman	33,177,151	678,981	2,370,863
Gene Hodges	33,302,141	553,991	2,370,863
John F. Schaefer	30,039,754	3,816,378	2,370,863
Mark S. St.Clare	30,363,784	3,492,348	2,370,863
Gary E. Sutton	29,998,507	3,857,625	2,370,863
Peter C. Waller	33,195,951	660,181	2,370,863

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

Our stockholders ratified the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. The tabulation of votes on this matter was as follows: 29,112,420 votes for; 7,107,240 votes against; 7,335 abstentions; and 0 broker non-votes.

Proposal 3: Non-binding Advisory Approval of the Compensation of our Named Executive Officers, as Disclosed in the Proxy Statement

Our stockholders approved, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in our proxy statement. The tabulation of votes on this matter was as follows: 29,338,161 votes for; 4,513,554 votes against; 4,417 abstentions; and 2,370,863 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSENSE, INC.

Date: June 4, 2012	/s/ Michael A. Newman
Michael A. Newman Chief Financial Officer (principal financial and accounting officer)